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                                                                    Exhibit 21.1



                          SUBSIDIARIES OF HOSPIRA, INC.
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                      Organization                             Jurisdiction
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
Hospira Holdings de Costa Rica Ltd.                           Bahamas
Hospira de Costa Rica Ltd.                                    Bahamas
Hospira Fleet Services, LLC                                   Delaware, U.S.A.
Hospira GmbH                                                  Germany
Hospira GmbH                                                  Switzerland
Hospira Healthcare B.V.                                       The Netherlands
Hospira Healthcare Corporation                                Canada
Hospira Healthcare EPE                                        Greece
Hospira Healthcare SPRL                                       Belgium
Hospira Holding Ltd.                                          Bahamas
Hospira Ireland Limited                                       Ireland
Hospira Latin America Holding, S.L.                           Spain
Hospira Limited                                               Hong Kong
Hospira Limited                                               Ireland
Hospira Limited                                               United Kingdom
Hospira Ltd.                                                  Bahamas
Hospira Produtos Hospitalares Limitada                        Brazil
Hospira Pte Ltd.                                              Singapore
Hospira Pty Ltd                                               Australia
Hospira Puerto Rico, LLC                                      Delaware, U.S.A.

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Hospira S. de R.L. de C.V.                                    Mexico
Hospira S.p.A.                                                Italy
Hospira Worldwide, Inc.                                       Delaware, U.S.A.
Oximetrix, Inc.                                               Delaware, U.S.A.
Sorenson Research Co., Inc.                                   Utah, U.S.A.
Hospira Productos Farmaceuticos y Hospitalarios, S.L          Spain
Hospira Limitada                                              Colombia
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